                                 Exhibit 10.15

                                 AMENDMENT TO
                       MUZAK MASTER AFFILIATE AGREEMENT
                                   (CANADA)

          This AMENDMENT TO MUZAK MASTER AFFILIATE AGREEMENT (CANADA) (the "Amendment") is made and entered into as of the 1st day of September, 1991, by and between MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Muzak"), and CHUM LIMITED, an Ontario corporation ("Master Affiliate"). The parties agree as follows:

1.   Recitals.
     --------

          On August 30, 1990, the parties entered into a Master Affiliate Agreement (the "Agreement") pursuant to which Muzak granted to Master Affiliate an exclusive license (subject to the rights of existing Muzak affiliates under existing contracts, as described in the Agreement) to engage in Canada in the business of providing to customers in Canada subscription music services and adjunct services, as amended by letters and memoranda between MUZAK and Master Affiliate, dated August 30, 1990, April 1, 1991, April 2, 1991, May 6, 1991 and May 13, 1991 (collectively, the "Letter Amendments"). The parties wish to further amend the Agreement in the manner set forth below in this Amendment. All capitalized terms used herein shall have the meanings set forth below in the Agreement unless otherwise defined herein.

2.   Amendment of Section 4.
     ----------------------

(a) Section 4.1.1 of the Agreement shall be amended to read in its entirety as follows:

     "4.1.1  Gross Billings of Master Affiliate:
             ----------------------------------

     (a) For the period from September 1, 1991 through August 31, 1993, Master Affiliate shall pay to Muzak a monthly royalty fee in the amount of Sixteen Thousand Six Hundred and Ninety Two Dollars and Fifty Cents Canadian (CDN $16,692.50).

     (b) For the period from September 1, 1993 through August 31, 1994, Master Affiliate shall pay to Muzak a monthly royalty fee in an amount equal to six percent (6%) of the product of the number of Master Affiliate's Subscribers for Music Services (except those provided over Muzak's DBS system) as of September 1, 1993 and the amount of the Average Monthly Gross Billings of Master Affiliate as of September 1, 1993.

     (c) For each successive 12 month period beginning on September 1, 1994 until the expiration or earlier termination of this Agreement, Master Affiliate shall pay to Muzak a monthly royalty fee in an amount equal to seven percent (7%) of the product of the number of Master Affiliate's Subscribers for Music Services (except those provided over Muzak's DBS system) as of September 1 of each such successive 12 month period and the Average Monthly Gross Billings of Master Affiliate as of September 1 of each such successive twelve month period.

     (d) The provisions of this Section 4.1.1 shall be subject to Muzak's right to conduct an annual audit pursuant to Section 9.3.

     (e) For the purposes of this Section 4.1, "Average Monthly Gross Billings" for any particular person at any particular September 1 shall mean the amount that is obtained when the aggregate of all Gross Billings of such person referable to the month of September in which such date falls is divided by the number of Subscribers of such person for Music Services (except those provided over Muzak's DBS system) at such date."

(b) Section 4.1.2 of the Agreement shall be amended to read in its entirety as follows:

     "4.1.2  Gross Billings of Affiliates:  Master Affiliate shall collect, on a
             ----------------------------
     monthly basis, a percentage of Affiliates' Gross Billings in royalty fees. The percentage of Gross Billings collected by Master Affiliate as royalty fees shall be determined in the sole discretion of Master Affiliate, provided that Master Affiliate shall pay to Muzak, on a monthly basis, and with respect to each Affiliate, an amount (the "Minimum Amount") equal to seven percent (7%) of the product of the Average Monthly Gross Billings of each such Affiliate as of September 1 of each successive 12 month period and the number of such Affiliate's subscribers as of September 1 of each successive 12 month period. In addition, Master Affiliate shall pay to Muzak, on a monthly basis, one-half (1/2) of all royalty fees collected by Master Affiliate from Affiliates and calculated by reference to average Gross Billings in excess of the aggregate of all Minimum Amounts of all such Affiliates. The provisions of this Section 4.1.2 shall be subject to Muzak's right to conduct an annual audit pursuant to Section 9.3 hereof, and to the audit provisions of Section 10.3 of the Affiliate Agreement attached hereto as Exhibit G."

(c) Section 4.2 of the Agreement shall be amended by the addition of the following at the end of said Section 4.2:

     "Notwithstanding the foregoing, the charge to Master Affiliate for Adparting delivered over Muzak's DBS system to a Subscriber shall be five dollars ($5.00) per thirty-second spot, and the charge to Master Affiliate for Adparting delivered over Muzak's DBS system to a turnaround point for rebroadcast over a Canadian satellite (only to be used in the event that Muzak is unable to deliver such services directly to a Subscriber over its DBS system) shall be three dollars ($3.00) per thirty-second spot."

(d) Section 4.6 of the Agreement shall be amended by deleting the second sentence thereof and substituting the following:

     "All monthly payments required by Section 4.1 shall be paid by the last day of each month in respect of the amount due for the preceding calender month and shall be submitted to Muzak together with any reports or statements required under Article 9 hereof."

(e) Section 4.7 of the Agreement shall be amended by inserting therein after the references to "DBS Music Service" the following phrase:

     "over Muzak's DBS system (except for delivery to studio locations)."

(f) Section 4.8.1 of the Agreement shall be amended by inserting therein in the parenthetical phrases "(except those provided via DBS)" after the word "DBS" the following phrase:

     "over Muzak's DBS system."

3.   Amendment of Exhibit G (the Affiliate Agreement).
     ------------------------------------------------

(a) Section 21.1 of Exhibit G shall be amended to read in its entirety as follows:

     "21.1  Choice of Law and Choice of Forum.
            ---------------------------------

     This Agreement shall be interpreted and construed under the laws of the Province of Ontario; except to the extent that any matter in question involves the operation of this Agreement in the Province of Alberta, in which event the laws of the Province of Alberta shall prevail in the event of any conflict of law. The parties hereto hereby attorn and irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding relating to or arising out of this Agreement; provided, however, that in the event that in the event that any action to be brought pursuant to this Agreement by one party hereto against the other involves the operation of this Agreement in the Province of Alberta, Canada, the parties hereto hereby agree that such action will be brought in a court of competent jurisdiction in the Province of Alberta."

     4.   Effect on Agreement.  Except as specifically amended herein, the
          -------------------
Agreement as amended by the Letter Agreements shall remain in full force and effect and is hereby ratified and confirmed as so amended.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MUZAK LIMITED PARTNERSHIP                    CHUM LIMITED



By:  [SIGNATURE ILLEGIBLE]                   By: [SIGNATURE ILLEGIBLE]
   -----------------------------------          -----------------------------
     Title: Vice President                      Title:
            Affiliate Sales & Development

                      [LETTERHEAD OF MUZAK APPEARS HERE]


                                August 30, 1990
                                       --

CHUM Limited
1331 Yonge Street
Toronto, Ontario
CANADA  M4T 1Y1

Gentlemen:

     Reference is made to that certain Master Affiliate Agreement between CHUM Limited ("Master Affiliate") and Muzak Limited Partnership ("Muzak") dated August 30, 1990 (the "Agreement"). All capitalized terms used herein shall have
       --
the meaning set forth in the Agreement unless otherwise defined herein.

     Notwithstanding anything to the contrary in the Agreement, and without limiting any rights of any Existing Affiliate in the Province of Alberta pursuant to an Existing Contract, Master Affiliate and Muzak hereby agree that Muzak shall retain all rights relating to the marketing, distribution, and sale of the Services and use of the Proprietary Marks in, and the Licensed Area shall exclude any part of, the Province of Alberta, Canada unless and until Muzak and Master Affiliate have both fully complied with all applicable franchise registration laws in the Province of Alberta. Master Affiliate and Muzak hereby further agree to use their respective reasonable best efforts to promptly obtain such approvals under said registration laws as are required in order for the Agreement to apply to the Province of Alberta.

     Kindly acknowledge that the foregoing represents our mutual agreement by signing where indicated below.

                              Very truly yours,

                              MUZAK LIMITED PARTNERSHIP

                              By: Field/Muzak, Inc.,
                               Its General Partner

                              By: /s/ John R. Jester
                                 ------------------------------
                              Title: President
                                    ---------------------------


Acknowledged and Agreed to:

CHUM LIMITED



By: [SIGNATURE ILLEGIBLE]
   ---------------------------
Title: President
      ------------------------

                      MUZAK(R) MASTER AFFILIATE AGREEMENT
                                   (CANADA)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS....................................................................   1

1.   GRANT..................................................................   3

2.   TERM AND RENEWAL.......................................................   7

3.   DUTIES OF MUZAK........................................................   8

4.   FEES...................................................................  14

5.   DUTIES OF MASTER AFFILIATE.............................................  21

6.   PROPRIETARY MARKS......................................................  28

7.   NATIONAL ACCOUNTS PROGRAM..............................................  34

8.   MARKETING AND PROMOTION................................................  36

9.   ACCOUNTING AND RECORDS.................................................  36

10.  INSURANCE..............................................................  38

11.  TRANSFER OF INTEREST...................................................  39

12.  DEFAULT AND TERMINATION................................................  39

13.  OBLIGATIONS UPON TERMINATION OR EXPIRATION.............................  44

14.  MASTER AFFILIATE'S CONTRACTUAL OBLIGATIONS.............................  45

15.  FEES, TAXES, AND PERMITS...............................................  50

16.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION.............................  52

17.  APPROVALS AND WAIVERS..................................................  53

18.  NOTICES................................................................  53

19.  ENTIRE AGREEMENT.......................................................  55

20.  SEVERABILITY AND CONSTRUCTION..........................................  55

21.  MISCELLANEOUS..........................................................  56

22.  ACKNOWLEDGMENTS........................................................  58

EXHIBITS
- --------

EXHIBIT A - Music Services
EXHIBIT B - Adjunct Services
EXHIBIT C - Proprietary Marks
EXHIBIT D - List of Existing Affiliates, Showing Territories
            and Accounts Outside of Territories
EXHIBIT E - Technical Specifications -- Satellite
EXHIBIT F - Service Delivery Equipment Specifications
EXHIBIT G - Affiliate Agreement

                                   MUZAK(R)
                          MASTER AFFILIATE AGREEMENT
                                   (CANADA)

      This agreement ("Agreement") is made and entered into this 30th day of August, 1990, by and between MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Muzak"), and CHUM LIMITED, an Ontario corporation ("Master Affiliate") (collectively the "Parties").

                                   RECITALS

     WHEREAS, Muzak, as the result of the expenditure of time, skill, effort, and money, has developed and owns a distinctive music distribution system (the "Distribution System") for the marketing and delivery of subscription music services, adjunct communications services, and related equipment;

     WHEREAS, the distinguishing characteristics of the Distribution System include, without limitation, distinctive subscription music services, each of which is characterized by distinctive program content composed of selections from specific music formats and designed and developed using proprietary program-scheduling techniques which are set forth in Exhibit A (the "Music Services"); unique adjunct services relating to the delivery of advertising, data, and video communications, which are set forth in Exhibit B (the "Adjunct Services"); special distribution methods and procedures for both the Music Services and the Adjunct Services (jointly, the "Services"); standards, specifications, and procedures for operations; and procedures for quality control; all of which may be changed, improved, and further developed by Muzak from time to time in accordance with the terms hereof;

     WHEREAS, the Services are distributed to customers who execute written agreements (the "Subscriber Contracts") providing for receipt of the Services at certain locations (the "Subscriber Premises");

     WHEREAS, Muzak identifies the Distribution System and the Services marketed thereunder by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "MUZAK(R)" and such other trade names, service marks, and trademarks as are now designated in Exhibit C (and may hereafter be designated by Muzak in writing pursuant to Section 6.6 hereof) for use in connection with the Distribution System (the "Proprietary Marks");

     WHEREAS, Muzak continues to develop, use, and control the use of such Proprietary Marks in order to identify for the public the source of the Services and products marketed under the Distribution System, and to represent the Distribution System's high standards of quality and service;

     WHEREAS, Master Affiliate understands and acknowledges the importance of Muzak's high standards of quality and service and the necessity of operating the business contemplated by this Agreement in conformity with Muzak's standards and specifications;

     WHEREAS, Master Affiliate understands and acknowledges that Muzak has granted to a number of entities, as set out in Exhibit D (the "Existing Affiliates"), the right to operate under the Distribution System in specified territories in Canada, as further set out in Exhibit D (the "Existing Affiliate Territories") and has also granted to the Existing Affiliates certain other accounts outside of the Existing Affiliate Territories, which accounts are also set out in Exhibit D; and

     WHEREAS, Master Affiliate desires to obtain certain exclusive rights to develop the Distribution System in Canada and to grant others the right to operate under the Distribution System in Canada subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, the Parties, in consideration of the undertakings and commitments of each Party to the other Party set forth herein, hereby agree as follows:

1.   GRANT
     -----

     1.1  Rights Granted:  Muzak hereby exclusively grants to Master Affiliate,
          --------------
subject to the rights of the Existing Affiliates under their existing contracts with Muzak (the "Existing Contracts"), and upon the terms and conditions herein contained:

          1.1.1 The right and license to engage in Canada in the business of providing to customers in Canada ("Subscribers"), pursuant to Subscriber Contracts executed by Master Affiliate and such Subscriber, by such delivery methods as shall be reasonably approved from time to time by Muzak, the Services and such other music and communications services as Muzak may authorize in writing from time to time, and to use the Proprietary Marks in connection therewith.

          1.1.2 The right to license others ("Affiliates") to engage in the business of providing the Services to Subscribers in Canada, pursuant to Subscriber Contracts, and by such delivery methods as shall be reasonably approved from time to time by Muzak. All Affiliates shall execute an affiliate agreement ("Affiliate Agreement") in accordance with Section 5.5 of this Agreement.

          1.1.3 Subject to the rights of the Existing Affiliates under the Existing Contracts, Master Affiliate and Affiliates shall provide the Services solely to Subscriber Premises located within Canada.

          1.1.4 Muzak represents and warrants that it has the right to grant the license as herein set forth (subject to all limitations also set forth herein) without interference by or claim of any third person.

          1.1.5 The geographic area in which Master Affiliate is licensed to provide the Services and to license others to provide the Services hereunder, which excludes the Existing Affiliate Territories of Existing Affiliates pursuant to Existing Contracts until such time as Master Affiliate has rights therein pursuant to this Agreement, is herein described as the "Licensed Area."

     1.2  Limitations on Muzak:  Except as provided in Section 1.3 below, Muzak
          --------------------
shall not provide, nor license any other Person to provide, the Services within Canada. As used in this Agreement, the term "Person" includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, or other entity recognized by law.

     1.3  Rights Retained:  Master Affiliate acknowledges that Muzak retains the
          ---------------
following rights:

          1.3.1 To use, and to license others to use, the Distribution System and the Proprietary Marks for the provision of the Services to Subscriber Premises which are located outside Canada.

          1.3.2 To provide the Services, and to use the Proprietary Marks in connection therewith, to common carriers (including, without limitation, operators of automobiles, ships, airplanes, trains, or buses) which sell or provide common carrier service, in whole or in part, within Canada.

          1.3.3 To provide a music service under the "YESCO(R)" name and trademark to dealers of the "YESCO(R)" Foreground Music Service and their customers pursuant to contractual obligations with such dealers; provided, however, that Muzak shall not authorize such dealers to distribute any of the Services or use the Proprietary Marks within Canada.

          1.3.4 To perform Muzak's obligations under the Existing Contracts; provided, however, that in renewing any Existing Contract in accordance with its terms, Muzak shall not expand the applicable Existing Affiliate Territory or grant to the applicable Existing Affiliate rights not now contained in the Existing Contract, and provided further, that Muzak shall not at any time during the term of this Agreement offer to any Existing Affiliate any Services that are not also then offered to Master Affiliate.

     1.4  Use of the Proprietary Marks:  This Agreement does not grant the
          ----------------------------
Master Affiliate the right to license the use of the Proprietary Marks in Canada. Muzak shall license the Affiliates to use the Proprietary Marks.

     1.5  Existing Affiliate Territories:  Muzak represents and warrants to
          ------------------------------
Master Affiliate that Exhibit D hereto contains a complete and accurate list of Existing Affiliates and Existing Affiliate Territories.

     1.6  Qualification to Carry on Business.
          ----------------------------------

          1.6.1  Muzak represents and warrants to Master Affiliate that:

                    (a) It is a limited partnership duly organized, validly existing and in good standing pursuant to the applicable laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties, owned or leased, or the nature of its business makes such qualification necessary, except where not being so qualified and in good standing would not materially and adversely affect its ability to carry out its obligations under this Agreement; and

                    (b) Field/Muzak, Inc. is the general partner of Muzak and is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full power and authority to perform its obligations as the general partner of Muzak and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties, owned or leased, or the nature of its business makes such qualification necessary, except where not being so qualified and in good standing would not materially and adversely affect the ability of Muzak to carry out its obligations under this Agreement.

          1.6.2 Master Affiliate represents and warrants to Muzak that it is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties, owned or leased, or the nature of its business makes such qualification necessary, except where not being so qualified and in good standing would not materially and adversely affect its ability to carry out its obligations under the Agreement;

          1.6.3 Each of Muzak and Master Affiliate covenant to the other that they will take such actions as are necessary to ensure that it does not breach its representations and warranties to the other under this Section 1.5 including, without limitation, maintaining such current registrations and obtaining such additional registrations as are required from time to time.

2.   TERM AND RENEWAL
     ----------------

     2.1  Term:  The term of this Agreement shall commence as of the date first
          ----
written above and shall continue for ten (10) years thereafter (this being the "Initial Term") and then shall thereafter continue for an additional five (5) year term (the "Subsequent Term") if Master Affiliate elects to continue the Agreement for such Subsequent Term and notifies Muzak of such election no later than twelve (12) months prior to the end of the Initial Term; provided, however, that Master Affiliate shall have no right to elect to extend the term of this Agreement for the Subsequent Term if Master Affiliate is in default of any material provision of this Agreement or any other agreement between Master Affiliate and Muzak, or if Master Affiliate failed to substantially comply with all terms and conditions of all such agreements during the terms thereof and did not cure such failure within a reasonable time after written notice thereof.

3.   DUTIES OF MUZAK
     ---------------

     3.1  Services:  Muzak shall distribute the Services to Master Affiliate,
          --------
Affiliates, and Subscribers designated by Master Affiliate or Affiliates, using such technologies as Muzak may designate pursuant to Section 3.2, including, without limitation, direct broadcast satellite technologies ("DBS"), centrally-delivered broadcast technologies, and on-premises technologies (the "Service Delivery Methods"). In the event that a Service is to be delivered directly to a Subscriber by DBS, Muzak shall commence such delivery promptly after receipt of written notice from Master Affiliate or Affiliates.

     3.2  Service Delivery Methods:  The specifications for the current Service
          ------------------------
Delivery Methods are attached hereto as Exhibit E. The specifications for the Service Delivery Methods may be modified by Muzak if such modifications are necessary to maintain or improve the quality of delivery of the Services provided hereunder; provided, however, that no such modification shall have the effect of rendering the satellite receivers and associated antennae (collectively the "Earth Stations") then in use by Master Affiliate incapable of receiving satellite transmissions unless such modification is required by law or necessitated by the exercise of the rights of third parties under the express terms of Muzak's satellite-space contracts whether now existing or subsequently executed by Muzak.

     3.3  Recorded Media:  The Service Delivery Methods may include, without
          --------------
limitation, provision of the Services on recorded media, including, without limitation, in analog or digital form on magnetic tape or on compact disc (the "Recorded Media"), for which Muzak may charge a fee as provided in Section 4.3 hereof. Muzak shall at all times retain title to, and all ownership rights in, any Recorded Media furnished to Master Affiliate, Affiliates, or Subscribers. Master Affiliate and Affiliates shall not sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any such Recorded Media. Master Affiliate and Affiliates shall, by written agreement in a form satisfactory to Muzak, acting reasonably, similarly prohibit Subscribers from selling, assigning, transferring, conveying, giving away, pledging, mortgaging, or otherwise encumbering any of such Recorded Media.

     3.4  Adjunct Services:  All sales of the Adjunct Services by Master
          ----------------
Affiliate and Affiliates shall be reflected in a fully executed Adjunct Services Subscriber Contract, which Contract shall be in a form agreed upon by Muzak and Master Affiliate, acting reasonably. Master Affiliate shall provide Muzak with the Adjunct Services Subscriber Contract, executed by Master

Affiliate or an Affiliate (as the case may be) and the Subscriber, at the time Master Affiliate or the Affiliate requests Muzak to commence delivery of one or more Adjunct Services to the Subscriber. Master Affiliate shall ensure that prior to commencement of delivery of the Adjunct Services to a Subscriber in Canada, an Earth Station has been installed by either Master Affiliate or the Affiliate through which the Subscriber has subscribed for the Adjunct Services at each Subscriber Premises where such Adjunct Services are to be received.

     3.5  Substitution of Services:
          ------------------------

          3.5.1 Except for the "Environmental Music by MUZAK(R)" and "Foreground Music One(R)" Services, Muzak reserves the right to substitute a different Service or to discontinue the distribution of a Service, if Muzak reasonably determines that such substitution or discontinuation will be beneficial to the Distribution System and provides to Master Affiliate at least six (6) months' prior notice of such substitution or discontinuation. Such substitution or discontinuation will not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such substitution or discontinuation.

          3.5.2 If and in the event that Canadian laws, regulations or federal policies hereafter require a specified percentage of Canadian content in the Music Services, Muzak shall use its reasonable best efforts to comply with such laws, regulations or policies within the time period stipulated therein for the implementation thereof. If Muzak, having used such reasonable best efforts to so comply, is unable to comply with such laws, regulations or policies within such time period, such event shall be deemed to be an event of force majeure in accordance with the provisions of Section 12.5 hereof.

     3.6  DBS:  Notwithstanding any other provision or term of this Agreement to
          ---
the contrary, the Parties understand and agree that (i) Muzak will not deliver any of the Services by means of DBS to any Person in the Licensed Area until such date as all required governmental permits and authorizations for such delivery have been received and Master Affiliate and Muzak have jointly formulated a technical implementation plan for such delivery throughout such Licensed Area (the "DBS Delivery Date"); and (ii) accordingly, those Services that are delivered only by means of DBS, as shown on Exhibits A and B, cannot be provided by Muzak and will not be required to be promoted by Master Affiliate hereunder prior to the DBS Delivery Date. The technical implementation plan described in the preceding sentence shall provide that Master Affiliate be responsible for the acquisition and expense of all space segment transmission capacity required for DBS delivery into such Licensed Area. Master Affiliate shall acquire a minimum of three channels (two 7.5 khz or 15 khz music channels for Environmental Music by MUZAK(R) and FOREGROUND MUSIC ONE(R) programming, and one 9.6kh channel for command and control) in connection therewith. The technical implementation plan shall further provide that Muzak shall (i) be responsible for delivering the music and advertising messaging (to the extent permitted by applicable law) to a site in Toronto, Canada for subsequent retransmission via the Canadian satellite on which Master Affiliate has acquired space segment capacity and (ii) provide technical and operations support (including command/control channel addressing and receiver management) to manage the music and advertising channel scheduling and delivery.

     3.7  Additional Covenants Regarding Mechanical and Performance Rights.
          ----------------------------------------------------------------

          3.7.1 Muzak shall obtain and maintain, at its cost, mechanical recordation rights from the Canadian Musical Reproduction Rights Agency or any successor licensing agency or agencies, for the use of the Music Services in Canada, if and to the extent that such rights are required for the provision of the Music Services pursuant to the terms of this Agreement. Master Affiliate shall use its best efforts to assist in such licensing efforts as reasonably requested by Muzak. Master Affiliate shall obtain and maintain, at its cost, mechanical recordation rights for any musical selections contained in the Music Services which are not licensed through the Canadian Musical Reproduction Rights Agency or any successor thereto, if and to the extent that such rights are required for the provision of the Music Services pursuant to the terms of this Agreement. Master Affiliate shall promptly notify Muzak if it is unable to obtain any such mechanical recordation rights and upon receipt of such notice, Muzak will delete the musical selection or selections for which mechanical recordation rights have not been obtained from the Music Services.

          3.7.2 Muzak makes no warranties or representations whatsoever regarding performance rights within the Licensed Area for the musical selections contained in the Music Services. Master Affiliate shall obtain and maintain, at its expense, all performance rights in and for the musical selections contained in the Music Services to the extent that such action may be necessary or required for the operation of the business licensed to Master Affiliate hereunder and the performance of the Services within the Licensed Area.

     3.8  Music Quality.  In the event that Master Affiliate believes that the
          -------------
Music Services, as a whole, have declined in quality from the date of this Agreement, Master Affiliate shall give Muzak notice of such belief and shall include in such notice a detailed description of the specific elements of the Music Services that Master Affiliate believes should be changed in order to improve the quality of the Music Services. Such detailed description shall set forth with specificity both the manner in which and the degree to which such elements have adversely changed since the date of this Agreement. Muzak shall respond to such notice in writing within 30 days after its receipt thereof. In the event that the adverse changes described by Master Affiliate are verifiable and verified, are reasonably seen as having a material negative effect on the music services, and are correctable with the exercise of reasonable efforts, Master Affiliate shall have the right to terminate this Agreement unless Muzak commences to correct such adverse changes within 90 days after receipt of Master Affiliate's detailed description and then reasonably pursues its corrective action to completion. If such corrective action is not proceeding on a reasonable basis, Master Affiliate shall have the right to use other music services in its discretion until the quality is fully restored. Nothing in this paragraph shall be deemed to modify or amend Article 4 of this Agreement.

     If technically, operationally, and financially feasible, and subject to the limitations with respect to DBS described in Section 3.6 hereof, Muzak will provide programmed music, adjunct services and support to Master Affiliate's Canadian distribution equal to the performance levels presently in effect in the domestic U.S. franchise arrangement and also use its best efforts to provide future improvements and expanded services introduced to the U.S. domestic franchise organization. Muzak will provide music content and programming style and structure on equivalent terms as is provided to the U.S. domestic franchise organization.

4.   FEES
     ----

     4.1  Royalty Fees:
          ------------

          4.1.1  Gross Billings of Master Affiliate:  Master Affiliate shall pay
                 ----------------------------------
to Muzak a monthly royalty fee on Gross Billings (as defined in Section 4.8 of this Agreement) as follows:

                                                            Percentage of
          Period                                            Gross Billings
          ------                                            --------------
September 1, 1990 - August 31, 1992                              5%
September 1, 1992 - August 31, 1994                              6%
             Thereafter                                          7%

          4.1.2  Gross Billings of Affiliates:  Master Affiliate shall collect,
                 ----------------------------
on a monthly basis, a percentage of Affiliates' Gross Billings in royalty fees. The percentage of Gross Billings collected by Master Affiliate as royalty fees shall be determined in the sole discretion of Master Affiliate, provided that Master Affiliate shall pay to Muzak, on a monthly basis, seven percent (7%) of all Affiliates' Gross Billings. In addition, Master Affiliate shall pay to Muzak, on a monthly basis, one half (1/2) of all royalty fees collected by Master Affiliate in excess of seven percent (7%) of all Affiliates' Gross Billings.

          4.1.3  DBS Gross Billings of Master Affiliate:  Master Affiliate shall
                 --------------------------------------
pay to Muzak a monthly royalty fee in the amount of ten percent (10%) of all DBS Gross Billings (as defined in Section 4.7).

          4.1.4  DBS Gross Billings of Affiliates:  Master Affiliate shall
                 --------------------------------
collect a monthly percentage of Affiliates' DBS Gross Billings in royalty fees. The percentage of DBS Gross Billings collected by Master Affiliate as royalty fees shall be determined in the sole discretion of Master Affiliate, provided that Master Affiliate shall pay to Muzak, on a monthly basis, ten percent (10%) of all Affiliates' DBS Gross Billings. In addition, Master Affiliate shall pay to Muzak, on a monthly basis, one half (1/2) of all royalty fees collected by Master Affiliate in excess of ten percent (10%) of all Affiliates' DBS Gross Billings.

          4.1.5  DBS Surcharge:  In consideration of Muzak's development and
                 -------------
implementation of the DBS Service Delivery

Method, Master Affiliate shall pay to Muzak a monthly surcharge (the "DBS Surcharge") throughout the term of this Agreement; provided, however, that Master Affiliate's obligation to pay the DBS Surcharge shall not commence until the DBS Delivery Date (as defined in Section 3.6) and shall no longer exist after Master Affiliate has paid to Muzak the DBS Surcharge for a total of ninety-six (96) consecutive calendar months. The DBS Surcharge shall be equal to the following percentage of DBS Gross Billings:

                                                              Monthly
                                                           Percentage of
     Calendar Months                                     DBS Gross Billings
     ---------------                                     ------------------
      1 through 12                                            0.50%
     13 through 24                                            1.25%
     25 through 60                                            1.75%
     61 through 96                                            1.00%
        thereafter                                            0.00%

In addition, in accordance with the terms of the Affiliate Agreement, Master Affiliate shall collect from each Affiliate, and remit to Muzak, the DBS Surcharge set forth above.

     4.2  Adjunct Services Charges:  Master Affiliate shall pay Muzak's Adjunct
          ------------------------
Services charges in accordance with the terms agreed to by the Parties on or before the DBS Delivery Date for all Adjunct Services distributed to Master Affiliate, the Affiliates and Subscribers in Canada.

     4.3  Recorded Media Charges:  Master Affiliate shall pay Muzak's standard
          ----------------------
Recorded Media charges, as the same may be set forth by Muzak from time to time in writing, for all Recorded Media distributed to Master Affiliate.

     4.4  Market Fees:  In accordance with the terms of the Affiliate Agreement,
          -----------
Affiliates are required to pay to Master

Affiliate a market fee on or before the first day of each month. Master Affiliate shall remit to Muzak by the tenth (10th) day of each month all market fees due from Affiliates for that month.

     4.5  Transfer Fees:  Where, in accordance with the terms of the Affiliate
          -------------
Agreement, Affiliates are required to pay to Master Affiliate a transfer fee upon the sale, assignment, transfer, or other conveyance of an Affiliate Agreement, Master Affiliate shall be entitled to retain fifty percent (50%) of each such transfer fee, provided Master Affiliate shall remit to Muzak fifty percent (50%) of the transfer fee within ten (10) days after such fee is charged to an Affiliate by Master Affiliate. In the event Master Affiliate thereafter is unable to collect all or any part of the transfer fee, despite undertaking reasonable collection efforts, Master Affiliate shall so notify Muzak and Muzak shall promptly refund to Master Affiliate the difference between (i) the amount of such transfer fee previously remitted by Master Affiliate to Muzak and (ii) 50% of the amount of the transfer fee, if any, actually collected by Master Affiliate.

     4.6  Payments:  All payments due to Muzak under this Agreement shall be
          --------
paid in Canadian dollars at a location to be specified in writing, from time to time, by Muzak. All monthly payments required by Section 4.1 shall be paid by the last day of each month on the Gross Billings and DBS Gross Billings for the preceding calendar month, and shall be submitted to Muzak together with any reports or statements required under Article 9 hereof. All agreed Adjunct Services charges referred to in Section 4.2 and all Recorded Media charges required by Section

4.3 shall be paid within thirty (30) days after the date of billing by Muzak. Any payment of fees due to Muzak that is not actually received by Muzak on or before the due date shall be deemed overdue. If any payment is overdue, Master Affiliate shall pay Muzak, in addition to the overdue amount, interest on such overdue payment from the due date until the date of payment, at that rate per annum which is equal to the prime commercial lending rate published by The Royal Bank of Canada in the city of Toronto from time to time plus 2%, such interest to be calculated always at the aforesaid effective rate per annum on the said overdue amount from time to time, and then accrued as owing on a daily basis. Entitlement to such interest shall be in addition to any other remedies Muzak may have under law as a result of the overdue payment.

     4.7  DBS Gross Billings:  "DBS Gross Billings" means:  All amounts billed
          ------------------
or otherwise charged to a Subscriber in connection with (1) the provision of any DBS Music Service; (2) the lease or rental (but not the sale) of Service Delivery Equipment (as defined in Section 5.2) and other equipment used to receive DBS Music Services (including, without limitation, amplifiers, speakers, wire, volume controls, relays, switches, receivers, mixers, tuners, Earth Stations, baffles, and level controls, but not including equipment that is not used in the provision or reception of a Service, such as intercoms, microphones, and extra amplifiers). Notwithstanding the foregoing, DBS Gross Billings shall not include any amount billed or otherwise charged to a Subscriber for (i) the provision of any Music Service on Recorded

Media, (ii) dayparting, weekparting, or switching services, or (iii) the lease or rental of any Service Delivery Equipment used with Recorded Media. DBS Gross Billings also shall not include (i) any amounts billed to Subscribers as (and separately stated on the billings as) sales or similar excise taxes; (ii) one-time installation charges billed not later than ninety (90) days following completion of such installation; (iii) charges for service of Subscriber-owned equipment, provided that such charges are separately stated as being for such service (and not for any music or other maintenance service) in the pertinent Subscriber Contract; (iv) ad hoc (i.e., extraordinary) charges for service
                          -- ---  ----
actually performed on Subscriber-leased equipment; and (v) late-payment penalties or interest charges imposed by Master Affiliate, provided that such penalties and charges do not exceed standard industry practice. Appropriate music performing rights fees and mechanical recordation rights fees paid in connection with the provision of the DBS Music Services and any billings that were previously reported to Muzak as part of DBS Gross Billings but which are in the month of deduction written off for income tax purposes as uncollectible may be deducted from DBS Gross Billings.

     4.8  Gross Billings:  "Gross Billings" means the sum of the following:
          --------------

          4.8.1  Amounts Billed to Subscribers:  All amounts billed or otherwise
                 -----------------------------
charged to a Subscriber (other than amounts included in the definition of DBS Gross Billings) in connection with (1) the provision of any Music Service (except those provided via DBS); (2) the lease or rental (but not the sale) of Service Delivery Equipment and other equipment used to receive Music Services (except those provided via DBS), including, without limitation, amplifiers, speakers, wire, volume controls, relays, switches, receivers, mixers, tuners, Earth Stations, baffles, and level controls, but not including equipment that is not used in the provision or reception of a Music Service, such as intercoms, microphones, and extra amplifiers. Notwithstanding the foregoing, Gross Billings shall not include any amount billed or otherwise charged to a Subscriber for (i) the provision of any Music Service on Recorded Media, (ii) dayparting, weekparting, or switching services, or (iii) the lease or rental of any Service Delivery Equipment used with Recorded Media. Gross Billings also shall not include (i) any amounts billed to Subscribers as (and separately stated on the billings as) sales or similar excise taxes; (ii) one time installation charges billed to Subscribers not later than ninety (90) days following completion of such installation; (iii) charges for service of Subscriber-owned equipment, provided that such charges are separately stated as being for such service (and not for any music or other maintenance service) in the pertinent Subscriber Contract; (iv) ad hoc (i.e., extraordinary) charges for
                                        -- ---  ----
service actually performed on Subscriber-leased equipment; and (v) late-payment penalties or interest charges imposed by Master Affiliate on Subscribers, provided that such penalties and charges do not exceed standard industry practice. Appropriate music performing rights fees and mechanical recordation rights fees paid in connection with the provision of the Music Services (other than the DBS Music Services) and any amounts billed or otherwise charged to a Subscriber that were previously reported to Muzak as part of Gross Billings under this Section 4.8.1 but which are in the month of deduction written off for income tax purposes as uncollectible may be deducted from Gross Billings.

          4.8.2  Amounts Billed to Other Customers:  Amounts billed or otherwise
                 ---------------------------------
charged by Master Affiliate for music program and adjunct communications services (other than the Services and other than services Master Affiliate is permitted to distribute under Section 14.1) provided by Master Affiliate to customers on January 1, 1991 and thereafter in the Licensed Area.

5.   DUTIES OF MASTER AFFILIATE
     --------------------------

     Master Affiliate understands and acknowledges that every detail of the Distribution System is important in order to develop and maintain high operating standards, to increase the demand for the Services sold through the Distribution System, and to protect Muzak's Distribution System, Proprietary Marks, reputation, and goodwill.

     5.1  MUZAK(R) Name:  Master Affiliate shall use and promote the Proprietary
          -------------
Marks, including the MUZAK(R) name, in the Licensed Area. Except in the case of an extraordinary marketing effort specifically requested by Muzak, for which Muzak will participate in the attendant costs, Master Affiliate will, at its sole expense, prepare sales and marketing literature for the Canadian market that promotes the MUZAK(R) name and other Proprietary Marks and the Services. Muzak shall provide Master Affiliate with reasonable access to original text graphics and photographic/artistic materials used by Muzak in its sales and advertising efforts in the United States of America. Master Affiliate shall distribute the sales and marketing literature so produced for the Canadian market to the Affiliates, Subscribers and prospective Subscribers. Subject to the foregoing, the Parties agree that Master Affiliate shall not be under any obligation to use the MUZAK(R) name in juxtaposition with its own name in connection with the delivery of the Services to Subscribers or, except as provided in Section 7.1 below, to place the MUZAK(R) name, or any other Proprietary Marks, on Subscriber Contracts.

     5.2  Service Delivery Equipment; Permits and Approvals:
          -------------------------------------------------

          5.2.1  Service Delivery Equipment:  Master Affiliate, at Master
                 --------------------------
Affiliate's expense, shall obtain and maintain such equipment (including, without limitation, Earth Stations) as is reasonably required to enable Master Affiliate to receive and distribute the Services and shall obtain and make available to the Subscribers such equipment as is reasonably required to enable the Subscribers to receive the Services (collectively, the "Service Delivery Equipment"). The Service Delivery Equipment shall conform to the standards and specifications attached hereto as Exhibit F. Muzak may modify such standards and specifications from time to time if Muzak reasonably believes such modifications are necessary to maintain or improve the effectiveness or quality, or reduce the price, of the Service Delivery Equipment; provided, however, that no such modifications shall have the effect of rendering the Earth Stations then owned or leased by Master Affiliate incapable of receiving satellite transmissions unless such modifications are necessitated by law or by the exercise of the rights of third parties under the express terms of Muzak's satellite-space contracts whether now existing or subsequently executed.

          5.2.2  Permits and Approvals:  Master Affiliate shall, at its expense,
                 ---------------------
obtain and maintain any Canadian governmental permits and approvals which are required for the installation and operation of the Service Delivery Equipment to be used by Master Affiliate in providing the Services to its Subscribers. Muzak shall, at its expense, obtain and maintain any non-Canadian governmental permits and approvals which are required for the installation and operation of the Service Delivery Equipment to be used by Master Affiliate in providing the Services to its Subscribers. Muzak shall provide such assistance to Master Affiliate and Master Affiliate shall provide such assistance to Muzak as shall be reasonably requested from time to time in order to obtain and maintain such permits and approvals.

     5.3  Modification Prohibited:  Master Affiliate shall not alter the
          -----------------------
Services provided by Muzak and, except as otherwise herein specifically provided, shall not substitute or include any musical or other selections which are not part of the Music Services in the Music Services which it furnishes to Affiliates or Subscribers. Master Affiliate shall also notify Muzak within five
(5) business days after any Responsible Person of Master Affiliate becomes aware of any alteration of any Service or substitution or inclusion of musical selections in any Music Service by any Affiliate or Subscriber. (As used in this Agreement, "Responsible Person" means any person who is a director or officer, or otherwise is employed in a supervisory or managerial position.) Notwithstanding the foregoing, in the event that Muzak fails to provide the Music Services (other than those provided on Recorded Media) for a period of 24 hours (with such failure to include one or more material intermittent failures during such 24-hour period) and does not correct such failure within the 24-hour period following oral or written notice to a Responsible Person of Muzak thereof, Master Affiliate shall have the right to provide other music services to the Subscribers until such time as such failure is corrected. The period during which Master Affiliate shall have such right is referred to herein as the "Period Of Material Failure." Master Affiliate will not be deemed to be in default of Section 14.1 hereof by virtue of its provision of such other music services solely during any Period Of Material Failure described in this Section 5.3 (or by virtue of its entering into agreements to have such other music services, provided that the use of such other music services occurs only during such Periods Of Material Failure). Master Affiliate shall under no circumstances represent or indicate that any Service not produced by Muzak has been produced by Muzak; provided, however, that Master Affiliate shall have no duty to inform Subscribers of any substitution of music services that occurs in accordance with this Section 5.3.

     5.4  Unauthorized Reception or Duplication:  Master Affiliate shall not
          -------------------------------------
permit any unauthorized reception of the Services as provided to Master Affiliate, Affiliates, and Subscribers. Upon the written request of Muzak, Master Affiliate shall take such reasonable steps as may be necessary to improve the security of the Service Delivery Methods so as to prevent any such unauthorized reception. Master Affiliate shall not duplicate all or any part of the Services and shall not permit any other person to duplicate all or any part of the Services as provided to Master Affiliate, Affiliates and Subscribers. Master Affiliate shall obtain a written agreement from all Affiliates and all Subscribers, in such form as shall be approved by Muzak, acting reasonably, prohibiting the duplication of all or any part of the Services.

     5.5  Execution of Affiliate Agreements:
          ---------------------------------

          5.5.1  New Affiliates:  In accordance with Section 1.1.2, Master
                 --------------
Affiliate shall require each Affiliate to execute the form of Affiliate Agreement attached hereto as Exhibit G or such amended form thereof as is consented to in writing by Muzak (whose consent shall not be unreasonably withheld). Master Affiliate shall amend the Affiliate Agreement only with the prior written consent of Muzak, which shall not be unreasonably withheld. Each Affiliate Agreement shall be executed by both Muzak and Master Affiliate and Muzak shall not unreasonably refuse to execute an Affiliate Agreement that complies with this Section 5.5.1 (including, without limitation, Exhibit G referred to herein). Master Affiliate shall provide Muzak with a copy of each fully executed Affiliate Agreement. In addition, Master Affiliate shall provide Muzak with copies of every ancillary and collateral agreement, if any, executed in conjunction with an Affiliate Agreement, including, without limitation, any covenants against competition, any covenants regarding confidential information, and any covenants prohibiting the duplication of the Services.

          5.5.2  Existing Affiliates:  Master Affiliate shall offer each
                 -------------------
Existing Affiliate the opportunity to execute an Affiliate Agreement. Notwithstanding Section 1.3.4 of this Agreement, Master Affiliate and Muzak shall cooperate in attempting to convince Existing Affiliates to execute the Affiliate Agreement on such terms as are acceptable to both Master Affiliate and Muzak, acting reasonably. (It is understood that unless and until an Existing Affiliate executes an Affiliate Agreement to replace its Existing Contract, such Existing Affiliate shall not be considered an Affiliate for purposes of this Agreement.) Prior to the execution by Master Affiliate of an Affiliate Agreement with an Existing Affiliate, Muzak shall provide to Master Affiliate a written declaration to the effect that, to the best knowledge of Muzak at that time, either (i) such Existing Affiliate is then substantially in compliance with the terms of its Existing Contract, or (ii) such Existing Affiliate is not then substantially in compliance with the terms of its Existing Contract, for the reasons specified in such declaration. Muzak shall complete an audit of each Existing Affiliate on or before December 31, 1990 and shall report to

Master Affiliate promptly thereafter any operating activities not in compliance with any Existing Affiliate's Existing Contract.

     5.6  Enforcement of Affiliate Agreements:  Master Affiliate shall
          -----------------------------------
faithfully and promptly perform all of the obligations required of it under the Affiliate Agreement, and Muzak shall faithfully and promptly perform all of the obligations required of it under the Affiliate Agreement. Master Affiliate shall enforce those provisions of the Affiliate Agreement that impose obligations on the Affiliate for the benefit of Master Affiliate, and Muzak shall enforce those provisions of the Affiliate Agreement that impose obligations on the Affiliate for the benefit of Muzak; provided, however, that the enforcing Party shall notify the other Party at least 24 hours prior to commencing any such enforcement efforts. Enforcement of those provisions of the Affiliate Agreement that are for the benefit of both Muzak and Master Affiliate shall be enforced by Muzak and/or Master Affiliate, as reasonably determined between them at the time such enforcement becomes necessary. Each Party hereto shall promptly inform the other Party of any breach of an Affiliate Agreement by an Affiliate of which a Responsible Person of such first-named Party becomes aware. Neither Party shall unreasonably withhold its consent to a request for termination of an Affiliate Agreement by the other Party.

     5.7  Staff:  Master Affiliate shall maintain and train such staff as is
          -----
reasonably required to meet its day-to-day obligations hereunder.

     5.8  Sales Growth:  During the Initial Term and Subsequent Term, if any, of
          ------------
this Agreement, Master Affiliate shall use its best efforts to meet its obligations hereunder to promote the Services in the Licensed Area and shall otherwise conduct the business contemplated by this Agreement in a diligent manner. The foregoing shall not be deemed to preclude Master Affiliate from providing to a Subscriber or to an Affiliate other services that are not the same as, similar to, or competitive with the Services.

     5.9  Central Warehousing:  Master Affiliate shall use reasonable efforts to
          -------------------
develop and maintain a facility to sell (and to facilitate the sale by third parties) to Affiliates such equipment as would ordinarily be required to be purchased by Affiliates under the Affiliate Agreement.

     5.10  Training Programs:  Master Affiliate shall use reasonable efforts to
           -----------------
develop and offer training programs to the Affiliates, at least annually, in order to provide the Affiliates with guidance and assistance in the operation of their businesses as licensed under the Affiliate Agreements, including, without limitation, the marketing and distribution of the Services. Muzak shall offer reasonable assistance to Master Affiliate in structuring such training programs.

6.   PROPRIETARY MARKS
     -----------------

     6.1  Muzak Representations:  Muzak represents and warrants that it is the
          ---------------------
owner of all right, title, and interest in and to the Proprietary Marks. Muzak will take all steps reasonably necessary to preserve and protect its ownership and the validity of the Proprietary Marks.

     6.2  Validity and Infringement:
          -------------------------

          6.2.1 Master Affiliate expressly acknowledges and agrees that the Proprietary Marks serve to identify the Services and those who are authorized to distribute the Services. During the term of this Agreement, Master Affiliate shall not directly or indirectly contest the validity or Muzak's ownership of the Proprietary Marks or, without derogating from any right of Master Affiliate set forth in this Agreement, take any action which it ought reasonably to have foreseen would impair the validity or enforceability of the Proprietary Marks.

          6.2.2 Master Affiliate shall promptly notify Muzak of any suspected infringement of the Proprietary Marks, any challenge to the validity of the Proprietary Marks, or any challenge to Muzak's ownership of, Muzak's right to use and to license others to use, or Master Affiliate's right to use, the Proprietary Marks of which a Responsible Person of Master Affiliate becomes aware. Master Affiliate acknowledges that Muzak has the right to take action against infringing uses of the Proprietary Marks and to direct and control any administrative proceeding or litigation involving the Proprietary Marks, including, without limitation, any settlement thereof. Muzak shall have the obligation to take action against infringing uses of the Proprietary Marks in Canada if (i) Master Affiliate requests, in writing, that Muzak take such action; and (ii) the continuation of such infringement is reasonably likely to materially diminish Master Affiliate's benefits under this Agreement; and (iii) the financial benefits (to both Master Affiliate and Muzak) of taking such action are reasonably likely to exceed the costs of taking such action.

          6.2.3 Muzak shall defend Master Affiliate against any third-party claim, suit, or demand against Master Affiliate arising out of Master Affiliate's or an Affiliate's use of the Proprietary Marks. If Muzak reasonably determines that Master Affiliate has complied with Master Affiliate's obligations under this Article 6, the cost of such defense, including, without limitation, the cost of any judgment or settlement, shall be borne by Muzak. If Master Affiliate has not complied with its obligations under this Article 6 and such third-party claim, suit or demand is the result of Master Affiliate's non-compliance with its obligations under this Article 6, the cost of such defense, including, without limitation, the cost of any judgment or settlement, shall be borne by Master Affiliate.

          6.2.4 In the event Muzak undertakes the defense or prosecution of any litigation relating to Master Affiliate's or an Affiliate's use of the Proprietary Marks, Master Affiliate agrees to execute any and all documents and to do such acts and things as may be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Master Affiliate's failure to comply with Master Affiliate's obligations under this
Article 6, Muzak agrees to reimburse Master Affiliate for its out-of-pocket costs in doing such acts and things; provided, however, that Master Affiliate shall bear the salary costs of its employees.

     6.3  Authorized Use:  With respect to Master Affiliate's use of the
          --------------
Proprietary Marks pursuant to this Agreement, Master Affiliate agrees that:

          6.3.1 Without derogating from any right of Master Affiliate set forth in this Agreement, Master Affiliate shall use only the Proprietary Marks designated by Muzak. Master Affiliate's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Muzak's rights.

          6.3.2 Master Affiliate shall not use the Proprietary Marks as part of its corporate or other legal name. Master Affiliate shall promptly sign a registered user agreement, in such form as is consistent with the terms of this Agreement, prepared by Muzak for submission to the Canadian Trade Marks Office, the filing and cost of which shall be the responsibility of Muzak. Master Affiliate shall promptly sign an application to cancel the registration of its registered user agreement upon expiry, non-renewal, termination or Master Affiliate's assignment of this Agreement. Master Affiliate shall use its best effort to have its assignee promptly sign such a registered user agreement. All such assignee registered user agreements and all such applications for cancellation of the registration of a registered user agreement shall be in such form as is consistent with the terms of this Agreement and shall be prepared by Muzak for submission to the Canadian Trade Marks office, the filing and costs of all of which shall be the responsibility of Muzak. In the event that Master Affiliate shall fail to sign such application for cancellation of the registration of its registered user agreement, then Master Affiliate hereby irrevocably nominates, constitutes and appoints the person serving from time to time as the Secretary of the general partner of Muzak to be its attorney-in-fact to execute in Master Affiliate's name and on its behalf the application for cancellation of the registration of Master Affiliate's registered user agreement, and to execute all such other documents and instruments and to carry out all such other acts and deeds as may be reasonably required in order to achieve the cancellation of the registration of Master Affiliate as a registered user of the Proprietary Marks.

          6.3.3 Master Affiliate shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Muzak.

          6.3.4 Unless otherwise authorized or required by Muzak, Master Affiliate shall use the Proprietary Marks without prefix or suffix and shall comply with Muzak's reasonable written instructions regarding (i) the use of the federal registration symbol and other trademark or service mark designations and
(ii) the identification of Muzak as the owner and Master Affiliate as a user of the Proprietary Marks.

     6.4  Execution of Documents:  Master Affiliate shall execute such documents
          ----------------------
as are reasonably required by Muzak or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

     6.5  Ownership of Goodwill:
          ---------------------

          6.5.1 Master Affiliate expressly understands and acknowledges that Muzak is the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them. Master Affiliate's use of the Proprietary Marks pursuant to this Agreement does not give Master Affiliate any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement. Master Affiliate shall not register or attempt to register the Proprietary Marks or any trade names or marks which are confusingly similar thereto.

          6.5.2 Any and all goodwill arising from Master Affiliate's use of the Proprietary Marks under the Distribution System shall inure solely and exclusively to Muzak's benefit and no monetary amount shall be assigned as attributable to any goodwill associated with Master Affiliate's use of the Distribution System or Proprietary Marks.

     6.6  Substitution of Proprietary Marks:  Except for the MUZAK(R) trademark,
          ---------------------------------
Muzak reserves the right to substitute different proprietary marks for use in identifying the Distribution System and the Services if the Proprietary Marks no longer can be used, or if Muzak, in its sole discretion, reasonably determines that substitution of different proprietary marks will be beneficial to the Distribution System. Such substitution shall not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such substitution. Except with respect to costs to be borne by

Muzak pursuant to Section 6.3.2 hereof, Master Affiliate shall implement promptly any such substitution of the Proprietary Marks with respect to its own use thereof at its own expense.

7.   NATIONAL ACCOUNTS PROGRAM
     -------------------------

     7.1  National Accounts:  Each of the Parties recognizes that accounts with
          -----------------
fifty (50) or more locations in two (2) or more Affiliate territories in Canada ("National Accounts") represent a significant potential market for Master Affiliate and Affiliates marketing the Services and that the effective marketing of the Services to such accounts frequently requires a coordinated effort. Master Affiliate shall establish and shall maintain as part of its marketing and promotion, during the term of this Agreement, a National Accounts Program. The National Accounts Program shall:

          7.1.1  Identify key customers.

          7.1.2 Develop and execute specific strategies to sell to National Accounts.
          7.1.3 Maintain effective communication among Affiliates regarding specific National Accounts.

          7.1.4 Establish a centralized billing and administration capability for National Accounts in keeping with Canadian law and practice.

          7.1.5 Utilize a form of agreement that requires the use of MUZAK(R) Services, subject to substitution pursuant to Section 5.3 hereof, during the term of the agreement and that provides that such requirement is not subject to amendment.

     7.2  Assistance by Muzak:  Muzak shall provide such assistance in the
          -------------------
establishment and maintenance of such National Accounts Program as Master Affiliate may from time to time reasonably request.

     7.3  General:
          -------

          7.3.1 Notwithstanding anything herein contained (and without derogating from the obligations of Master Affiliate under Section 5.8), Muzak and Master Affiliate acknowledge that, in order to accommodate the needs and desires of particular accounts served or proposed to be served under the National Accounts Program, Master Affiliate may, on a case-by-case basis, request Muzak to, and Muzak may (but shall not be obligated to), waive certain provisions of this Agreement, and Muzak will, subject to the foregoing, work with Master Affiliate in a good faith attempt to accommodate such accounts in a manner that will both promote the development of the National Accounts Program and maintain the integrity of relationships between Master Affiliate and such accounts.

          7.3.2 In the event that Master Affiliate executes a Subscriber Contract with a Subscriber in respect of a location outside of Ontario that has, at that time, fifty (50) or more locations, such Subscriber Contract shall require the use of MUZAK(R) Services during the term of such Subscriber Contract and shall provide that such requirement is not subject to amendment.

8.   MARKETING AND PROMOTION
     -----------------------

     8.1  Submission of Samples:  Without derogating from any right of Master
          ---------------------
Affiliate set forth in this Agreement, all advertising and promotion by Master Affiliate, in any manner or medium, relating to the business licensed by this Agreement shall be conducted in a dignified, honest and ethical manner and shall not be misleading and shall not reflect adversely on the goodwill of Muzak, Master Affiliate, Affiliates, the Proprietary Marks, or the Distribution System. Master Affiliate shall submit to Muzak, for its information, samples of all advertising and promotional plans and materials relating to the business licensed by this Agreement and the Affiliate Agreements that Master Affiliate proposes to use and which have not been prepared by or previously submitted to Muzak. Master Affiliate shall discontinue use of and require Affiliates to discontinue use of any such advertising where Muzak reasonably determines, and notifies Master Affiliate in writing, that such advertising fails to comply with the requirements of this Section 8.1.

     8.2  Promotional Materials:  Master Affiliate shall prepare, and provide to
          ---------------------
the Affiliates, sales and advertising materials, and shall provide reasonable assistance and incentives to the Affiliates to enhance their marketing of the Services and related equipment and products.

9.   ACCOUNTING AND RECORDS
     ----------------------

     9.1  Maintain Records; Inspection:  Master Affiliate shall maintain and
          ----------------------------
shall preserve for at least four (4) years from the dates of their preparation, full, complete, and accurate books, records, and accounts covering all transactions relating to this Agreement (the "Records") in accordance with generally accepted accounting principles as applied in Canada and in the form and manner as may be reasonably prescribed by Muzak from time to time in writing. Such Records shall at all times be retained at the principal place of business of Master Affiliate and shall be available for inspection by Muzak from time to time until four (4) years following the expiration of the final term of this Agreement, during reasonable business hours and upon reasonable notice. Muzak shall have the right to make copies of any extracts of Master Affiliate's Records. If such right is exercised by Muzak with respect to the Records of Master Affiliate, any copying shall be at Muzak's expense.

     9.2  Monthly Reports:  Master Affiliate shall submit to Muzak, together
          ---------------
with the monthly payments required by Article 4 hereof, a royalty report, in the form as may be reasonably prescribed by Muzak, accurately reflecting all Gross Billings and DBS Gross Billings of Master Affiliate and Affiliates during the preceding calendar month, and such other data or information covering the transactions relating to this Agreement as Muzak may reasonably require from time to time.

     9.3  Audit:  Master Affiliate shall, upon request of Muzak, but not more
          -----
than once in any twelve (12) month period, furnish to Muzak as soon as practicable, following such request, a detailed statement prepared by Master Affiliate and certified by an independent Chartered Accountant acceptable to Muzak, showing, in such form as Muzak may reasonably request, all relevant information within Master Affiliate's control to enable Muzak to determine and verify the accuracy of the amounts payable to Muzak hereunder (the "Audit"). In the event the Audit indicates that there has been either an underpayment or overpayment of the amounts due Muzak hereunder, then, within thirty (30) days after such determination, Master Affiliate or Muzak, as the case may be, shall pay to the other the amount of such underpayment or overpayment. If it is determined that there has been an underpayment of seventeen percent (17%) or more of the amounts due Muzak for any given calendar year due to the gross negligence or wilful misconduct of Master Affiliate, Master Affiliate shall pay to Muzak, within thirty (30) days after such determination and in addition to all other amounts due under this Agreement, an amount equal to fifteen percent (15%) of the underpayment for that year. The foregoing remedies shall be in addition to any other remedies Muzak may have.

10.  INSURANCE
     ---------

     On the date hereof, Master Affiliate maintains in full force and effect insurance of the type and in an amount that is consistent with prudent business practice for companies carrying on businesses similar to that carried on by Master Affiliate. Master Affiliate hereby covenants and agrees to maintain insurance of such type and in such amount as is consistent with such prudent business practices during the term of this Agreement.

11.  TRANSFER OF INTEREST
     --------------------

     Each Party may assign all (but not less than all, except in the case of an assignment for security purposes only) of its rights and obligations under this Agreement; provided, however, that Master Affiliate shall not assign its rights or obligations hereunder to any Person that cannot demonstrate to the reasonable satisfaction of both Master Affiliate and Muzak that (i) such Person has the general business experience and financial resources necessary to conduct the business licensed hereunder, and (ii) such Person will not be in a position to use the information obtained as a licensee of Muzak in a manner that will be harmful to Muzak either inside or outside the Licensed Area. An assignment of a Party's rights hereunder shall not become effective until written notice has been given to the other Party hereto and shall in no case affect or limit obligations and liabilities of the assignor incurred, relating to, or arising out of events occurring prior to such assignment.

12.  DEFAULT AND TERMINATION
     -----------------------

     12.1  Automatic:  A Party shall be deemed to be in default under this
           ---------
Agreement, and all rights granted herein shall automatically terminate without notice to that Party, if that Party shall become insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by that Party or such a petition is filed against and not opposed by that Party; or if that Party is adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of that Party or other custodian for that Party's business or assets is filed and consented to or not opposed by that Party; or if a receiver or other custodian (permanent or temporary) of that Party's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition or arrangement with creditors under any provincial or national law should be instituted by or against that Party; or if a final judgment affecting a material portion of that Party's assets remains unsatisfied or of record or unsecured by payment into court for thirty (30) days or longer; or if that Party is wound up, liquidated or dissolved; or if execution is levied against a material portion of that Party's business or property; or if the real or personal property of that Party used in connection with the business contemplated by this Agreement shall be foreclosed or sold after levy thereupon.

     12.2  Non-Curable:  A Party shall be deemed to be in default and the other
           -----------
Party may, at its option, terminate this Agreement, without affording the defaulting Party any opportunity to cure the default, effective immediately upon receipt of written notice by the defaulting Party, upon the occurrence of any of the following events:

          12.2.1 If a Party at any time ceases to operate or otherwise abandons the business contemplated by this Agreement.

          12.2.2 If a principal of a Party is convicted of an indictable criminal offense, a crime involving moral turpitude, fraud, or any other crime or offense that the other Party reasonably believes is likely to have an adverse effect on the benefits to be derived by that Party hereunder.

          12.2.3 If, contrary to the terms of Article 14 hereof, a Party discloses or divulges Confidential Information provided by the other Party, and the other Party is damaged thereby.

          12.2.4 If any representation made by a Party herein is found to be untrue when and as made and the other Party has been damaged thereby.

          12.2.5 If a Party knowingly maintains false books or records or submits any false reports to the other Party.

          12.2.6 If a Party repeatedly is in default under Section 12.3 hereof for failure substantially to comply with any of the requirements imposed by this Agreement, whether or not cured after notice.

     12.3  Curable:  Except as provided in Sections 12.1 and 12.2 of this
           -------
Agreement, a Party shall have thirty (30) days after its receipt from the other Party of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default) and to provide evidence thereof. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement shall terminate without further notice to the defaulting Party effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require. A Party shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement or to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

          12.3.1 If a Party at any time loses the right to do or transact the business licensed hereunder in Canada.

          12.3.2 If a Party fails, refuses, or neglects promptly to pay when due any monies owing to the other Party or its subsidiaries or affiliates, or to submit the financial or other information required hereunder.

          12.3.3 If a Party fails, refuses or neglects to reasonably comply with the standards or procedures prescribed herein.

          12.3.4 If a Party fails, refuses, or neglects to obtain the other Party's prior written approval or consent as required by this Agreement.

          12.3.5 If Master Affiliate engages in any business or markets any service or product under a name or mark which is confusingly similar to the Proprietary Marks.

          12.3.6 If a Party, by act or omission, permits a continued violation in connection with the operation of the business licensed hereunder of any law, ordinance, rule, by-law or regulation of a governmental body or agency in Canada, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom.

     12.4  Proprietary Marks:  If Master Affiliate misuses or makes any
           -----------------
unauthorized use of the Proprietary Marks or, without derogating from any right of Master Affiliate set forth in this Agreement, otherwise materially impairs the goodwill associated therewith, Master Affiliate shall have thirty (30) days after its receipt from Muzak of a written notice of termination within which to remedy such default (or, if such default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default) and to provide evidence thereof. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement shall terminate without further notice to Master Affiliate effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require.

     12.5  Force Majeure:  Neither Muzak nor Master Affiliate shall have any
           -------------
liability to the other as a result of the failure of either Party to perform its obligations hereunder, nor shall such failure be considered a breach of this Agreement, if such failure is due to fire, flood, other act of God or the elements, strike or other event or situation beyond the control of such Party acting in accordance with sound business practices, including, without limitation, an event described in Section 3.5.2.

13.  OBLIGATIONS UPON TERMINATION OR EXPIRATION
     ------------------------------------------

     Upon termination or expiration of this Agreement:

     13.1. Master Affiliate shall cease conducting its business under or using the Distribution System and shall cease using the Proprietary Marks for any purposes whatsoever.

     13.2 Muzak shall immediately pay any and all sums owing to Master Affiliate under this Agreement and Master Affiliate shall immediately pay any and all sums owing to Muzak under this Agreement, including, without limitation, payment of royalty fees and other charges for the period from the date covered by its last payment to the date of termination.

     13.3 Master Affiliate shall forthwith assign to Muzak, and Muzak shall assume, all of Master Affiliate's right, title, interest, and obligations in and to the Affiliate Agreements entered into between Muzak, Master Affiliate and the Affiliates to the extent that the same shall arise, accrue at, or relate to any time after the termination or expiration of this Agreement (the "Assignment Date"). In the event that Master Affiliate should fail to execute any such assignment to Muzak, then Master Affiliate hereby irrevocably nominates, constitutes and appoints the person serving from time to time as the Secretary of the General Partner of Muzak to be its attorney-in-fact to execute in Master Affiliate's name or on its behalf any such assignment, and to execute all such other documents and instruments and to carry out all such other acts and deeds as may be reasonably required in order to perfect any such assignment. Master Affiliate shall remain liable and shall indemnify Muzak for any and all claims, demands, actions, causes of action, suits, proceedings, damages, losses, liabilities, charges, fines, penalties, costs and expenses (including, without limitation, attorneys' fees and court costs) ("Claims") relating to or arising from performance of (or failure to perform) the obligations of Master Affiliate under the Affiliate Agreements prior to the Assignment Date. Muzak shall indemnify Master Affiliate for any and all Claims relating to or arising from performance of (or failure to perform) those obligations of Master Affiliate under the Affiliate Agreements after the Assignment Date that Muzak is required to assume by this Section 13.3.

14.  MASTER AFFILIATE'S CONTRACTUAL OBLIGATIONS
     ------------------------------------------

     14.1  Master Affiliate's Contractual Obligations:  Muzak acknowledges that
           ------------------------------------------
Master Affiliate currently offers certain subscription music services in Canada and that Master Affiliate currently has certain contractual obligations with respect thereto. Accordingly, notwithstanding any other section in this Agreement, the Parties expressly agree that this Agreement shall not be interpreted to prohibit Master Affiliate from fulfilling such contractual obligations (which contractual obligations as now existing or subsequently renewed are herein identified as the "Contractual Obligations"); provided however, that Master Affiliate covenants that during the term of this Agreement, except as otherwise approved in writing by Muzak, Master Affiliate shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or entity:

          14.1.1  Without derogating from the rights of Master Affiliate under
Section 5.3 above, divert or attempt to divert any existing or prospective Subscriber in the Licensed Area to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Distribution System, the Proprietary Marks, or the Services;

          14.1.2 Be or become a party to any contract, agreement, mortgage, lease, or instrument of any nature (except as provided in Section 14.2 of this Agreement) which may conflict with, or be breached by, the execution and/or performance of this Agreement; or

          14.1.3 Participate either directly or indirectly (except as provided in Section 14.2 of this Agreement) in the distribution in the Licensed Area of any communications service substantially similar to the Adjunct Services, other than the Adjunct Services, or any subscription music program service, other than the Music Services, including, without limitation, a radio program service which is provided through special reception devices tuned only to that station's signal; provided, however, that if, as a result of Master Affiliate's
        --------  -------
acquisition of another music business or the assets thereof during the term of this Agreement, Master Affiliate becomes the assignee of a customer agreement for such other music or communications services or an agreement under which Master Affiliate is the distributor of such other music or communications services and Master Affiliate cannot substitute the Services for such other services without causing a breach of such agreement, Master Affiliate may provide such other services to the customers receiving such services on the date of assignment through the remaining term (without reference to renewal rights, unless such renewal rights are automatically exercisable by the other party without the consent of Master Affiliate, in which case the term of such agreement shall include such renewal term) of such agreement. Indirect participation shall include, without limitation, participation by Master Affiliate or any officer, director or manager of operations of Master Affiliate who, in each case, is directly involved in the business of Master Affiliate's Satellite Music Business Division as an officer, director, owner (which term shall not include the holder of 2-1/2% or less of the common stock of a publicly-held entity), partner, employee, joint venturer or consultant (with respect to such services) of an entity distributing in the Licensed Area such other communications or subscription music program service.

     14.2  Contractual Obligations:  Subsections 14.1.2 and 14.1.3 shall not
           -----------------------
apply to any subscription music program services continued to be provided by Master Affiliate to customers receiving such subscription music program services as of the date of this Agreement pursuant to its Contractual Obligations.

     14.3  Confidential Information:  Each of the Parties covenants that it
           ------------------------
shall keep confidential any confidential information relating to the other Party's businesses, including, without limitation, that relating to finances, marketing, technology, customer lists and accounting records to which it obtains access, and that it will take all reasonable precautions to protect such confidential information of the other Party or any part thereof from any use, disclosure or copying except as expressly authorized by this Agreement. The Parties shall divulge such confidential information only to their employees, and to the Affiliates, to the extent they must have access to it in order to operate the business contemplated by this Agreement and the Affiliate Agreements. For the purposes of this Section, "confidential information" means all data and information which when it is disclosed to the other Party is designated as confidential; provided, however, that confidential information shall not include any data or information which (A) is or becomes publicly available through no fault of the Party claiming the benefit of this exemption, (B) is already in the possession of such Party prior to its receipt from the other Party, (C) is independently developed by the Party claiming the benefit of this exemption, (D) is rightfully obtained by such Party from a third party, (E) is disclosed with the written consent of the Party whose information it is, or (F) is disclosed pursuant to court order or other legal compulsion.

     14.4  Other Personnel:  Muzak and Master Affiliate may each request the
           ---------------
other to require their respective personnel having access to any of the confidential information of the other party to execute covenants that they will maintain the confidentiality of such information they receive in connection with their employment. Such covenants shall be in such form as is satisfactory to both Master Affiliate and Muzak, acting reasonably.

     14.5  Covenants Independent:  The parties agree that the foregoing
           ---------------------
covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Article 14 is held unreasonable or unenforceable by a court or governmental body or agency having valid jurisdiction in an unappealed final decision, each Party expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Article 14.

     14.6  Irreparable Injury:  Each Party acknowledges that its violation of
           ------------------
the terms of this Article 14 will result in irreparable injury to the other Party for which no adequate remedy at law or in equity may be available, and accordingly agrees that the other Party may seek to obtain the issuance of an injunction prohibiting any conduct by such Party in violation of the terms of this Article 14.

     14.7  Covenants From Others:  At Muzak's written request, Master Affiliate
           ---------------------
shall in good faith request execution of covenants similar to those set forth in
Section 14.1 (including, without limitation, covenants applicable upon the termination of a person's relationship with Master Affiliate for so long as this Agreement remains in effect) from any or all of the persons described in subsection 14.1.3 above. Every covenant obtained pursuant to this Section 14.7 shall be in a form satisfactory to Muzak, acting reasonably.

15.  FEES, TAXES, AND PERMITS
     ------------------------

     15.1  Performance Fees:  Master Affiliate shall promptly pay when due all
           ----------------
music performance fees due to appropriate performing rights organizations for performance of the Services.

     15.2  Taxes:
           -----

           15.2.1 Any and all governmental charges relating to or arising out of this Agreement, or any amendment hereto, in the form of registration fees, surtax, stamp duties, or other governmental rates, taxes (other than income taxes), or charges of any nature whatsoever shall be paid (1) by Master Affiliate when such charges are due under any national or local law of Canada, and (2) by Muzak when such charges are due under any federal, state or local law of the United States of America. Any income taxes or withholding taxes which are the debt of Muzak under any national or local law of Canada or under The Canada-U.S. Tax Treaty on any fees paid to it by Master Affiliate under this Agreement shall be withheld by Master Affiliate to the extent required by law, and Master Affiliate shall provide proof to Muzak of its withholding and payment of any such taxes. Such withholding and payment of taxes on behalf of Muzak shall constitute payment to Muzak of the amounts so withheld and paid.

           15.2.2 Master Affiliate hereby acknowledges, covenants and agrees that all monies required to be paid by Master Affiliate to Muzak under or pursuant to this Agreement constitute the full amounts owing and to be paid to Muzak, net of any goods and services taxes or other similar taxes which are or may at any time become exigible or payable in connection therewith. It is understood and hereby agreed between the parties that Master Affiliate is and shall at all times be and remain responsible and liable to pay the full amount of any such taxes in the manner and at the times at which the said taxes are required to be paid pursuant to applicable law, and as payment over and above the amounts required to be paid by Master Affiliate to Muzak under or pursuant to this Agreement and that Muzak shall remit to Her Majesty in right of Canada in the manner and at the times required pursuant to applicable law, any such taxes which are collected by Muzak as agent of Her Majesty in right of Canada and shall provide to Master Affiliate proof of such payment.

     15.3  Comply with Laws:  Each Party shall comply with all laws, rules,
           ----------------
regulations, bylaws and ordinances applicable to it, and shall timely obtain any and all permits, certificates, or licenses which are necessary for it to fully and properly carry out its obligations under this Agreement, including, without limitation, broadcasting permits, zoning permits, licenses to do business, fictitious name registrations, sales tax permits, goods and services tax registrations, and fire clearances.

     15.4  Notice of Suit:  Each Party shall notify the other in writing within
           --------------
five (5) days after any Responsible Person of such Party, acting reasonably, becomes aware of the commencement of any action, suit, or proceeding, or of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which is reasonably likely to adversely affect the operation or financial condition of the business licensed hereunder.

16.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION
     ------------------------------------------

     16.1  No Fiduciary Relationship:  It is understood and agreed by the
           -------------------------
Parties hereto that this Agreement does not create a fiduciary relationship between them; that Master Affiliate shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either Party an agent, legal representative, subsidiary, joint venturer, partner, employee, associate, beneficiary or servant of the other for any purpose whatsoever.

     16.2  Representations by Master Affiliate:  Master Affiliate represents
           -----------------------------------
that Master Affiliate's execution of this Agreement will not constitute a breach of Master Affiliate's Contractual Obligations, as defined in Section 14.1 of this Agreement.

     16.3  Authority and Indemnification:  It is understood and agreed that
           -----------------------------
nothing in this Agreement authorizes either Party to make any contract, agreement, warranty, or representation on the other Party's behalf, or to incur any debt or other obligation in the other Party's name. In no event shall a Party, as a result of the license relationship of the Parties under this Agreement, be liable to any third party by reason of any act or omission of the other Party or its officers, partners, directors, employees, agents, legal representatives, joint venturers or servants (without any fault by such first-mentioned Party) and, accordingly, each Party shall indemnify the other Party or its officers, partners, directors, employees, agents, legal representatives, joint venturers or servants with respect to all third-party Claims relating to or arising from any such act or omission of the indemnifying Party or its officers, partners, directors, employees, agents, legal representatives, joint venturers or servants without any fault by the indemnified Party.

17.  APPROVALS AND WAIVERS
     ---------------------

     17.1  Request for Approval:  Whenever this Agreement requires the prior
           --------------------
approval or consent of the other Party, such Party shall make a timely written request to the other Party, and such approval or consent shall be obtained in writing.

     17.2  No Implied Waivers:  Except with respect to those modifications which
           ------------------
this Agreement provides may be made unilaterally by Muzak, this Agreement shall not be modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument signed by the Parties and no waiver of any of the provisions of this Agreement shall constitute a waiver or novation of any of the other provisions hereof (whether or not similar) nor shall any waiver constitute a continuing waiver unless expressly so provided therein.

18.  NOTICES
     -------

     Any notice required or permitted to be given hereunder shall be considered given if written, delivered in person, and acknowledged by the receiving Party, or if sent by registered, prepaid mail or telecopy addressed to the address or number below or such other address or number as the addressee may have given to that other Party in writing from time to time:

     if to Muzak:

     MUZAK LIMITED PARTNERSHIP
     400 North 34th Street
     Suite 200
     Seattle, WA  98103
     Attn:  President
     Telecopy Number:  206-633-6216

     if to Master Affiliate:

     CHUM LIMITED
     1331 Yonge Street
     Toronto, Ontario
     M4T IYI
     Attn:  the President
     Telecopy Number:  416-926-4026

     with a copy to:

     CHUM SATELLITE BUSINESS MUSIC DIVISION
     87 Steelcase Road West
     Markham, Ontario
     L3R 2M4
     Attn:  Mr. Wally West, Sr.
     Telecopy Number:  416-475-1664

Any notice delivered to the Party to whom it is addressed as provided herein shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the next Business Day. Any notice transmitted by telecopier shall be deemed given and received on the day of its transmission if such day is a Business Day and if not on the next Business Day. Business Day means any day other than a Saturday, Sunday or statutory or civic holiday in the place of delivery (i.e., Toronto, Ontario or Seattle, Washington, as the case may be).

19.  ENTIRE AGREEMENT
     ----------------

     This Agreement, including all exhibits hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

20.  SEVERABILITY AND CONSTRUCTION
     -----------------------------

     20.1  Each Part Severable:  Except as expressly provided to the contrary
           -------------------
herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any portion, section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the Parties hereto; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be a part of this Agreement.

     20.2  No Implied Rights:  Except as expressly provided to the contrary
           -----------------
herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than the Parties and their respective officers, directors, partners, and employees any rights or remedies under or by reason of this Agreement.

21.  MISCELLANEOUS
     -------------

     21.1  Choice of Law:  This Agreement shall be interpreted and construed
           -------------
under the laws of the State of Washington, United States of America, which laws shall prevail in the event of any conflict of law; except to the extent that any matter in question involves the operation of this Agreement in the province of Alberta, in which event, the laws of the province of Alberta, Canada shall prevail in the event of any conflict of law.

     21.2  Choice of Forum:  Master Affiliate agrees that any action brought by
           ---------------
Master Affiliate against Muzak shall be brought in the United States in the judicial district in which Muzak has its principal place of business. Muzak agrees that any action brought by Muzak against Master Affiliate pursuant to this Agreement shall be brought in a court of competent jurisdiction in the province of Ontario, Canada. In the event that any action to be brought pursuant to this Agreement by one party hereto against the other involves the operation of this Agreement in the province of Alberta, Canada, the parties hereto hereby agree that such action will be brought in a court of competent jurisdiction in the province of Alberta.

     21.3  Survival:  It is agreed that the provisions of Sections 6.2.3, 6.2.4,
           --------
6.5.2, 14.3, 16.3, and 21.5 and Articles 9 and 13 shall remain in force and effect after the termination or expiration of this Agreement, until such time as the Parties may mutually agree to the release of the obligations contained herein, it being agreed that Muzak's obligation to defend any claims, suits or demands pursuant to Section 6.2.3 hereof shall only remain in force and effect after the termination of this Agreement insofar as such claims, suits or demands relate to Master Affiliate's or an Affiliate's use of the Proprietary Marks during the term of this Agreement.

     21.4  Injunctive Relief:  Nothing herein contained shall bar a party's
           -----------------
right to seek to obtain injunctive relief against threatened conduct in violation of this Agreement that will cause it loss or damages, under the usual equity rules, including, without limitation, the applicable rules for obtaining restraining orders and preliminary injunctions.

     21.5  Legal Fees:  If any action or proceeding is brought for the
           ----------
enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable legal fees and disbursements and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.

     21.6  Power of Attorney:  In accordance with the Power of Attorney
           -----------------
legislation applicable to this Agreement, Master Affiliate hereby declares that the Powers of Attorney herein granted shall continue unrevoked and may be exercised during any subsequent legal incapacity on the grantor's part. Master Affiliate further hereby allows, ratifies and confirms all actions taken by Muzak or on its behalf under or in pursuance of the authority herein conferred upon it by the granting herein of such powers of attorney. As Master Affiliate is a corporation,

Master Affiliate further hereby waives any provisions of any such Power of Attorney legislation applicable hereto requiring the affixing of the common seal of the corporation hereto in order for the powers of attorney granted herein to be valid, and in any event this Agreement shall be treated as between the parties hereto for all purposes as if the common seal of Master Affiliate has been duly and validly affixed hereto under the hands and in the presence of its duly authorized and appointed officer or officers in that behalf.

     21.7  Time is of the Essence:  Time shall be of the essence for all
           ----------------------
purposes of this Agreement.

     21.8  Language:  The parties hereto agree that they expressly require that
           --------
the Agreement to be entered into between them, together with all related documents, all be drawn up, executed and distributed in the English language only. Les parties aux presentes conviennent expressement que le Contract qu'ils concluront entre eux, ainsi que tous les documents connexes ou qui s'y rattachent, soient entierement rediges, signes et distribues en Anglais seulement.

     21.9  Binding Effect:  This Agreement shall enure to the benefit of and be
           --------------
binding upon the parties hereto and their respective estates, legal representatives, successors and permitted assigns, as the case may be.

22.  ACKNOWLEDGMENTS
     ---------------

     22.1  Independent Investigation:  Each of the Parties acknowledges that it
           -------------------------
has conducted an independent investigation and has had the opportunity to receive legal advice from counsel of its own choosing and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of each Party as an independent person or entity. Muzak and Master Affiliate expressly disclaim the making of, and Muzak and Master Affiliate acknowledge that neither has received, any representation, promise, warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

                                           MUZAK LIMITED PARTNERSHIP
                                           a Delaware limited partnership



                                           By: [SIGNATURE ILLEGIBLE]
                                              ------------------------------
                                           Title: President
                                                 ---------------------------


                                           MASTER AFFILIATE

                                           CHUM LIMITED


                                           By: [SIGNATURE ILLEGIBLE]
                                              ------------------------------
                                           Title: President
                                                 ---------------------------